EXHIBIT A

                     JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock of Citadel Holding Corporation beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.
          IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 11th day of November, 1994.

                              DILLON INVESTORS, L.P.


                              By: /s/ Roderick H. Dillon, Jr.
                                      Roderick H. Dillon, Jr., General
                                      Partner


                              RODERICK H. DILLON, JR.


                              By: /s/ Roderick H. Dillon, Jr.
                                      Roderick H. Dillon, Jr.


                              RODERICK H. DILLON, JR.-IRA


                              By: /s/ Roderick H. Dillon, Jr.
                                      Roderick H. Dillon, Jr.


                              RODERICK H. DILLON, JR. FOUNDATION


                              By: /s/ Roderick H. Dillon, Jr.
                                      Roderick H. Dillon, Jr., Trustee


                              BRADLEY C. SHOUP - IRA


                              By: /s/ Bradley C. Shoup
                                      Bradley C. Shoup